SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15(d)of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 MARCH 29, 2004


                         ENTERTAINMENT PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)


         MARYLAND                     1-13561                   43-1790877
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission file number)        (IRS Employer
   of incorporation)                                      Identification Number)


          30 WEST PERSHING ROAD, SUITE 201, KANSAS CITY, MISSOURI 64108
          -------------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (816) 472-1700
               ---------------------------------------------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 5. OTHER EVENTS

     On March 29, 2004, we entered into an amendment to our secured revolving credit facility with Fleet National Bank (the "Fleet Credit Facility") which increased the maximum amount available for borrowing under the Fleet Credit Facility from $50 million to $150 million, subject to compliance with the borrowing base and other covenants contained in the Fleet Credit Facility. The Fleet Credit Facility bears interest at LIBOR plus 1.75% - 2.5% or the Applicable Base Rate plus 0.25% - 1%, depending on our leverage ratio at the time of each advance. The Fleet Credit Facility matures on March 29, 2007, and may be extended for an additional year at our option. Fleet National Bank acted as agent for a syndicate of lenders which includes Royal Bank of Canada and JP Morgan Chase Bank. On March 31, 2004, we used approximately $40 million in borrowings under the Fleet Credit Facility to pay off our secured credit facility with iStar Financial. We intend to use future borrowings under the Fleet Credit Facility in the acquisition of properties.

     On March 31, 2004, we acquired three megaplex theatre properties from AMC for an aggregate purchase price of approximately $64.3 million. The theatres, located in Phoenix, Arizona, Mesa, Arizona and Hamilton, New Jersey, have been leased-back to AMC under long-term triple-net leases. To enable us to acquire these properties pending their inclusion in the Fleet Credit Facility borrowing base, we obtained on March 30, 2004 an unsecured term loan (the "Term Loan") in the principal amount of US $65 million from Royal Bank of Canada and JP Morgan Chase Bank. The Term Loan was arranged by RBC Capital Markets, which received customary fees for serving in that capacity. The interest rate on the Term Loan is equal to the Applicable Base Rate plus 2% from the closing date of the Term Loan to 45 days after the closing date and 2.5% from day 46 through the maturity date. The Term Loan matures on June 30, 2004. We are required to prepay the Term Loan in full with the proceeds of a public offering of equity securities. We are also required to prepay the Term Loan in part if the theatres are included in the borrowing base under the Fleet Credit Facility. We may not encumber the theatres unless and until such prepayment is made. If the theatres have not been pledged as collateral under the Fleet Credit Facility and the Term Loan has not been prepaid by May 15, 2004, Royal Bank of Canada and JP Morgan Chase Bank will have the right to require that the theatres be pledged as collateral for the Term Loan.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(C) EXHIBITS        DESCRIPTION OF EXHIBIT
------------        ----------------------

10.1 Amended and Restated Master Credit Agreement, dated as of March 29, 2004, among 30 West Pershing, LLC, EPR Hialeah, Inc., Westcol Center, LLC, individually and collectively, the Borrower, Entertainment Properties Trust, as Guarantor, Fleet National Bank, as Agent and Lender, Royal Bank of Canada, as Syndication Agent, JP Morgan Chase Bank, as Documentation Agent, and other lenders party thereto, is attached hereto as Exhibit 10.1

10.2 Loan Agreement, dated as of March 30, 2004, among Entertainment Properties Trust, as Borrower, 30 West Pershing, LLC, as Guarantor, RBC Capital Markets, as Lead Arranger and Sole Bookrunner, Royal Bank of Canada, as Agent and Lender, other Lenders party thereto, and JPMorgan Chase Bank, as Co-Arranger, is attached hereto as Exhibit 10.2


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENTERTAINMENT PROPERTIES TRUST


Date:  April 5, 2004                   By  /s/ Fred L. Kennon
                                           ------------------------------------
                                           Fred L. Kennon
                                           Vice President, Treasurer and Chief
                                           Financial Officer